UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 8, 2002

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On May 8,2002 Erie Indemnity Company issued a press release related to the appointment of a Chief Executive Officer which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(c) Exhibits
    --------

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated May 8, 2002



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: May 8, 2002               /s/ Philip A. Garcia
                                -------------------------------
                              (Philip A. Garcia, Executive Vice President & CFO)

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

Erie Indemnity Company names new CEO

         Erie, Pa. - May 8, 2002 - Jeffrey A. Ludrof, CPCU, AIC, CIC, LUTCF, today, was named the chief executive officer of Erie Indemnity Company, the attorney-in-fact for the member companies the Erie Insurance Group. The company's board of directors voted to accept the CEO Selection Committee's recommendation of Ludrof, who has been with the company for 22 years. Ludrof replaces Stephen A. Milne, who retired as CEO in January of this year.

In making the announcement, F. William Hirt, chairman of the board, noted Ludrof's extensive knowledge of the insurance industry and applauded his leadership role in ERIE's continued success.

"A man of great integrity, Jeff is passionate about ERIE's service culture and understands that this is what sets us apart from our competitors," says Hirt. "He is the right choice to lead this fine company to the next level of excellence and beyond."

Ludrof began his career with ERIE in 1981 as a claims adjuster in the Allentown/Bethlehem Branch Office. Looking to expand his insurance experience, he took a district sales manager position in 1985 and, just four years later, was promoted to assistant vice president and manager of the Erie Branch Office. In 1993, he was appointed one of the company's first regional vice presidents. A year later, he became the senior vice president and division officer of the Claims Division. By 1999, Ludrof was a member of ERIE's executive management team, serving as executive vice president of Insurance Operations. He held this position until his appointment at CEO.

"Erie Insurance is truly a special company, and it is the people - our employees and agents - that make it so exceptional. I treasure this opportunity to serve at its helm," says Ludrof.

Originally from Allentown, Pa., Ludrof earned a Bachelor of Science in business administration, graduating magna cum laude from Bloomsburg University. He is a member of the Society of Chartered Property Casualty Underwriters, the Society of Certified Insurance Counselors and the Leadership Erie Alumni Association. He also serves on the board of the Insurance Institute for Highway Safety.

Erie Indemnity Company is the principal management company for the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 19th largest automobile insurer in the United States based on direct premiums written and the 26th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A++ (superior) by A.M. Best Company, has more than 3.2 million policies in force and operates in 11 states and the District of Columbia.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. Many factors could cause future results to differ materially from those discussed. Examples of such factors include variations in catastrophe losses due to changes in weather patterns, other natural causes or terrorist actions; changes in insurance regulations or legislation that disadvantage the members of the Group in the marketplace and recession, economic conditions or stock market changes affecting pricing or demand for insurance products or ability to generate investment income and returns. Growth and profitability have been and will be potentially materially affected by these and other factors.


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